As filed with the Securities and Exchange Commission on June 22, 2007

Registration No. 333-131275

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZION OIL & GAS, INC.

(Name of Small Business Issuer in its Charter)

Delaware	1382	20-0065053
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

6510 Abrams Road, Suite 300, Dallas, Texas 75231

(214) 221-4610

(Address and Telephone Number of Principal Executive Offices)

15 Bareket St., Caesarea Industrial Park, 38900 Israel

+972 (0) 46 23 14 25

(Address of principal place of business or intended principal place of business)

The Corporation Trust Company

1209 Orange Street, Wilmington, Delaware 19801, (302) 658-7581

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

Alice A. Waters, Esq. 113 East Franklin Street, Waxahachie, Texas 75165 (972) 938-9090	Virginia K. Sourlis, Esq. The Galleria 2 Bridge Avenue Red Bank, New Jersey 07701 (732) 530-9007

NOTICE OF TERMINATION OF OFFERING

AND

REMOVAL OF SECURITIES FROM REGISTRATION

Registrant filed a registration statement with the Securities and Exchange Commission on January 25, 2006 (Registration No. 333-131275), which was declared effective on September 26, 2006. Pursuant to the registration statement, registrant registered 2,672,200 shares of its common stock, including (i) 150,000 shares that were gifted by certain of registrant's shareholders to specific individuals and entities after the registration statement was declared effective and (ii) 521,200 shares of common stock underlying outstanding warrants that expired on December 31, 2006.

Registrant terminated its offering on May 25, 2007. In the aggregate, registrant accepted subscriptions in a total amount of $12,644,345 (of which $12,220,579 were cash and $423,766 were debt conversion) and, in consideration therefor issued 1,806,335 shares of its common stock.

Pursuant to an undertaking registrant made in Item 28(3) of the registration statement, registrant hereby removes from registration 441,058 shares of common stock of the registrant that were not sold, of which 247,393 were shares underlying warrants that were not exercised and that expired on December 31, 2006.

Item 27. Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

1.1*	Amended and Restated Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation of Zion Oil & Gas, Inc.
3.2*	Amended and Restated Bylaws of Zion Oil & Gas, Inc.
4.1*	Specimen Certificate for Zion Common Stock, par value $.01 per share
4.2*	2005 Stock Option Plan
5.1*	Opinion of Alice A. Waters, Attorney at Law, regarding legality of securities being registered
8.1*	Opinion of Ray, Cho, Wiley, Van Brauman & Gibson, LLPC, regarding Israeli tax impact to United States Shareholders
8.2*	Due diligence report of Forrest A. Garb & Associates
8.3*	Valuation report of Hill, Schwartz, Spilker, Keller, LLC
9.1*	Stockholders' and Voting Agreement (with John M. Brown)
9.2*	Stockholders' and Voting Agreement (with Ralph DeVore)
9.3*	2005 Stockholders' and Voting Agreements
9.4*	Rinberg - Brown Voting Agreement
10.1*	Ma'anit-Joseph License, as extended and supplemented
10.2*	Asher Preliminary Permit
10.3*	Escrow Agreement
10.5*	Employment Agreements with Executive Officers
16.1*	Letter on Change in Certifying Accountant
23.1*	Consent of Alice A. Waters, Attorney at Law (included in the opinion filed as Exhibit 5.1 to this registration statement)
23.2*	Consent of Lane Gorman Trubitt, L.L.P.
23.3*	Consent of Ray, Cho, Wiley, Van Brauman & Gibson, LLPC
23.4*	Consent of Forrest A. Garb & Associates, Inc.
23.5*	Consent of Hill, Schwartz, Spilker, Keller, LLC.
23.6*	Consent of KPMG--Somekh Chaikin
24.1	Powers of Attorney

_______________________

* Previously filed

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 22, 2007.

ZION OIL & GAS, INC. (Registrant)
By: /s/ Richard Rinberg Richard J. Rinberg Chief Executive Officer (Principal Executive Officer)	By: /s/ Martin Van Brauman Martin Van Brauman Interim Chief Financial Officer (Principal Financial Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
*	Chairman of the Board and Director	June 22, 2007
John M. Brown

/s/ Richard Rinberg	Chief Executive Officer and Director	June 22, 2007
Richard Rinberg

*	President and Director	June 22, 2007
Glen H. Perry

*	Executive Vice President and Director	June 22, 2007
Philip Mandelker

*	Vice President and Director	June 22, 2007
William H. Avery

*	Director	June 22, 2007
Paul Oroian

*	Director	June 22, 2007
Kent Siegel

*	Director	June 22, 2007
Robert Render

*	Director	June 22, 2007
James Barron

*	Director	June 22, 2007
Yehezkel Druckman

*	Director	June 22, 2007
Forrest A. Garb

* By: /s/ Richard Rinberg

Richard J. Rinberg, Attorney-in-Fact